UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2022

Aclaris Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37581	46-0571712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

640 Lee Road, Suite 200

Wayne, PA 19087

(Address of principal executive offices, including zip code)

(484) 324-7933

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.00001 par value	ACRS	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)Appointment of Douglas Manion, M.D., FRCP (C), as President and Chief Operating Officer

The board of directors (the “Board”) of Aclaris Therapeutics, Inc. (the “Company”) appointed Douglas Manion, M.D., FRCP (C), as the Company’s President and Chief Operating Officer effective August 1, 2022. In connection with Dr. Manion’s appointment, Neal Walker will no longer serve as the Company’s President, but will continue to serve as the Company’s Chief Executive Officer. There is no arrangement or understanding between Dr. Manion and any other person pursuant to which he was selected as an officer of the Company, and there is no family relationship between Dr. Manion and any of the Company’s directors or other executive officers. There are no related party transactions between Dr. Manion and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Additional biographical information about Dr. Manion is set forth below.

Douglas Manion, age 62, served as Executive Vice President of Research & Development of Arena Pharmaceuticals, Inc., a biopharmaceutical company, from July 2021 until its acquisition by Pfizer Inc. in March 2022. Dr. Manion previously served as Chief Executive Officer of Global BioShield, a not-for-profit company developing immunotherapies for COVID-19, from January to July 2021. He also served as Chief Executive Officer of Kleo Pharmaceuticals, Inc., an immuno-oncology company, from May 2017 until its acquisition by Biohaven Pharmaceutical Holding Company Ltd. in January 2021. Between 2005 and 2016, Dr. Manion served in roles of increasing responsibility at Bristol-Myers Squibb, or BMS, mostly recently as Senior Vice President, Head of Specialty Development and Head of R&D China and Japan. During his tenure at BMS, he held leadership roles overseeing global clinical research, clinical development, pharmacovigilance and biostatistics across various therapeutic areas, including virology, immunology, neurology, cardiology, metabolic diseases, genetically-defined diseases and fibrosis. Dr. Manion’s previous biopharmaceutical experience included leadership roles at GlaxoSmithKline, DuPont Pharmaceuticals and DuPont Merck Pharmaceuticals. Dr. Manion received a B.A.Sc. in Civil Engineering followed by an M.D. from the University of Ottawa in Canada. He is Board Certified in Internal Medicine, completed an Infectious Diseases Clinical Fellowship from the University of Ottawa and completed a post-doctoral research fellowship at Massachusetts General Hospital and Harvard Medical School. Dr. Manion serves on the board of directors of the private biopharmaceutical company Lakewood-Amedex, Inc.

The Company has entered into an employment agreement with Dr. Manion, dated August 1, 2022 (the “Manion Employment Agreement”). The Manion Employment Agreement has an initial term of two years and thereafter shall be automatically renewed for successive one-year periods unless either party elects not to renew the agreement at least 90 days prior to the expiration of the applicable term. Dr. Manion will receive an annual base salary of $490,000, which may be increased by the Board in its sole discretion. Dr. Manion will be eligible to receive a target annual bonus equal to up to 40% of the annual base salary, subject to the achievement of performance goals to be determined by the Board and Dr. Walker.

In connection with his appointment, Dr. Manion was granted a nonqualified stock option to purchase 217,800 shares of the Company’s common stock with an exercise price of $13.62 per share, which was the closing price of the Company’s common stock on the date of grant, and a restricted stock unit award for 62,300 shares of the Company’s common stock, each effective as of August 1, 2022. The restricted stock units will vest, and the option will vest and become exercisable, as to 25% of the shares on the first, second, third and fourth anniversaries of the grant date, subject to Dr. Manion’s Continuous Service (as defined in the Company’s 2015 Equity Incentive Plan) as of each such vesting date.

Under the Manion Employment Agreement, if Dr. Manion’s employment with the Company ends due to his death or “disability”, his resignation for “good reason” or his termination by the Company other than for “cause,” each as defined in the Manion Employment Agreement, in either case that does not occur within three months prior to or 12 months after the effective date of a “change of control” (as defined in the Manion Employment Agreement), he is entitled to receive (i) continuation of his then-current base salary for a period of 12 months; (ii) a lump sum payment of any approved but unpaid bonuses or portion thereof for the preceding year or the year of termination; and (iii) continued health benefits under COBRA for up to 12 months. Dr. Manion would also receive the foregoing benefits in the event his employment is terminated upon non-renewal of the Manion Employment Agreement by the Company.

In the case Dr. Manion’s employment with the Company ends due to his death or “disability”, his resignation for “good reason” or his termination by the Company other than for “cause,” in either case that occurs within three months prior to or 12 months after the effective date of a “change of control”, then he is entitled to receive, in addition to the benefits described in the preceding paragraph, (i) an additional lump sum payment equal to his target bonus; and (ii) acceleration of all unvested equity awards.

The foregoing benefits are conditioned, among other things, on Dr. Manion’s compliance with his post-termination obligations under the Manion Employment Agreement and his execution of a general release of claims in favor of the Company.

Dr. Manion has also entered into the Company’s standard form of indemnification agreement.

The foregoing summary of the Manion Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Manion Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
10.1	Employment Agreement, dated as of August 1, 2022, by and between the Company and Douglas Manion.
104	The cover page from Aclaris Therapeutics, Inc.’s Form 8-K filed on August 1, 2022, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACLARIS THERAPEUTICS, INC.

	By:	/s/ Frank Ruffo
Date: August 1, 2022		Frank Ruffo
Chief Financial Officer

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